SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report: December 13, 2002




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





      Delaware                       1-12522                13-3714474
   (State or other jurisdiction   (Commission File No.)   (IRS Employer of
       incorporation)                                     Identification No.)






       707 Skokie Boulevard, Suite 600, Northbrook, Illinois     60062
              (Address of Principal Executive Offices)          (Zip Code)






     Registrant's telephone number, including area code: (847) 418-3804

ITEM 5.   OTHER EVENTS

     Alpha Hospitality Corporation (the "Company") is pleased to announce the appointment of Thomas P. Puccio to fill an outside director vacancy on the Company's Board of Directors. He will also become a member of the Company's audit committee. Mr. Puccio practices law in his own firm in New York City. Prior to forming his own firm, he was practice area administrator and senior partner at Milbank Tweed Hadley and McCoy, a corporate law firm with headquarters in New York, and prior thereto a partner at Stroock & Stroock & Lavan in its New York office. He is a member of several federal district and circuit courts, the Supreme Court of the United States, and the New York and District of Columbia bars.

           Mr. Puccio served with the United States Department of Justice for thirteen years in various capacities including Chief of the Criminal Division and Executive Assistant U.S. Attorney in the Eastern District of New York and Chief of the New York Federal Organized Crime Strike Force.

          In private practice Mr. Puccio has represented numerous "Fortune 500" corporations, unions and individuals in a wide variety of litigation matters. He currently serves as Trustee of Local 295 of the International Brotherhood of Teamsters, having been appointed by Eastern District Federal Judge Eugene Nickerson as a result of a civil RICO case brought by the United States Attorney's Office in the Eastern District.

          Attached to this Form 8-K is the complete resume of Thomas P. Puccio.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 13, 2002         ALPHA  HOSPITALITY  CORPORATION
                                          (Registrant)

                                 By: /s/  Scott A. Kaniewski
                                          Scott A. Kaniewski
                                          Chief Financial Officer

                   RESUME OF THOMAS P. PUCCIO


          Thomas P. Puccio practices law in his own firm, which is located at 230 Park Avenue in New York City. He specializes in litigation handling both civil and criminal matters at the trial and appellate level in both state and federal courts throughout the United States. Prior to forming his own firm, he was practice area administrator and senior partner at Milbank Tweed Hadley and McCoy, a corporate law firm with headquarters in New York and prior thereto a partner at Stroock & Stroock & Lavan in its New York office. He is a member of several federal district and circuit courts, the Supreme Court of the United States and the New York and District of Columbia bars.

          Puccio served with the United States Department of Justice for thirteen years in various capacities including Chief of the Criminal Division and Executive Assistant U.S. Attorney in the Eastern District of New York and Chief of the New York Federal Organized Crime Strike Force. As one of the Department's senior trial lawyers, he investigated and prosecuted members of the Special Investigations Unit of the New York Police Department Narcotics Division after the findings of the Knapp Commission and also prosecuted the first member of the Federal Bureau of Investigation to be charged with corruption. He was the Chief Prosecutor in the Abscam investigation. He is one of the few recipients of the Attorney General's Distinguished Service Award, one of the highest honors that can be bestowed by the Department of Justice, to have been given the award on two occasions during his government career. Puccio has also been honored for his federal service by the New York City Police Department, as well as several federal law enforcement agencies including the FBI, the Secret Service, DEA and the Postal Service.

          In private practice Puccio has represented numerous "Fortune 500" corporations, unions and individuals in a wide variety of litigation matters. He has represented clients in all manner of disputes including corporate, white-collar criminal, tax, securities, tort, contract, defamation, banking, employment and labor matters. He has defended corporate and labor leaders as well as a number of public officials. He has defended corporations and their officers in class actions. He currently represents the New York Patrolmen's Benevolent Association, a union of 40,000 police officers in the City of New York, in its major litigation.

          He currently serves as Trustee of Local 295 of the International Brotherhood of Teamsters, having been appointed by Eastern District Federal Judge Eugene Nickerson as a result of a civil RICO case brought by the United States Attorney's Office in the Eastern District.

          Puccio has lectured throughout the United States on trial practice. He is the author of In the Name of the Law published by W.W. Norton & Company in which he discusses his government and private career. His work has been the subject of articles in the New York Times, Time, Newsweek, Newsday, Fortune, Business Week, the National Law Journal and other publications.